UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 26, 2007

VASCO Data Security International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24839	36-4169320
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 South Meyers Road, Suite 210 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 932-8844

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VASCO Data Security International, Inc. (“VASCO”) approved a letter agreement supplementing the Employment Agreement dated January 1, 2003 with Clifford K. Bown, the Executive Vice President and Chief Financial Officer of the Company. The letter agreement, which was executed by VASCO and Mr. Bown on February 27, 2007, provides for Mr. Bown’s temporary assignment to VASCO’s new Switzerland office for a period of two-years, commencing April 1, 2007, and related relocation and living expenses. The full text of the letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the letter agreement is qualified in its entirety by reference to the text of the letter agreement.

Item 8.01.	Other Events.

On February 27, 2007, VASCO issued a press release announcing the opening of its Switzerland office and the assignment of Clifford K. Bown, Executive Vice President and Chief Financial Officer to the Switzerland office. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1	Letter agreement dated February 26, 2007, supplementing the Employment Agreement dated January 1, 2003 between the Company and Clifford K. Bown.

99.1	Press release, dated February 27, 2007, announcing the opening of VASCO’s Switzerland office and the assignment of Clifford K. Bown, Executive Vice President and Chief Financial Officer to the Switzerland office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	VASCO Data Security International, Inc. (Registrant)

	By:	/s/ T. Kendall Hunt
T. Kendall Hunt
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter agreement dated February 26, 2007, supplementing the Employment Agreement dated January 1, 2003 between the Company and Clifford K. Bown.

99.1	Press release, dated February 27, 2007, announcing the opening of the VASCO’s Switzerland office and the assignment of Clifford K. Bown, Executive Vice President and Chief Financial Officer to the Switzerland office.